Exhibit 99.1

Amazing Energy Engages Noble Capital Markets

AMARILLO, Texas -- Amazing Energy Oil and Gas Co. (OTCQX: AMAZ) ("Amazing Energy", "Amazing" or "the Company"), today announced that it has engaged Noble Capital Markets (Noble) as advisor to pursue strategic initiatives aimed at fostering growth and enhancing shareholder value.

"Operations in our Permian Basin acreage continue to progress without delay," stated Will McAndrew, Amazing Energy's Chief Executive Officer. "While continually evaluating deeper zones in existing assets we have engaged Noble to present strategic opportunities and provide expert capital markets advice."

About Noble Capital Markets, Inc.

Noble Capital Markets, established in 1984, is an equity-research driven, full-service, investment & merchant banking boutique focused on the healthcare, media & entertainment, technology, energy and natural resources sectors. The company has offices in Boca Raton, New York and Boston. In addition to NobleCon -- the annual multi-sector investor conference (to be held at the W Hotel, Fort Lauderdale January 29-30, 2018) and the Media, Finance & Investor Conference, produced in partnership with the National Association of Broadcasters (NAB) and held each spring in Las Vegas, throughout the year Noble hosts numerous "non-deal" corporate road shows across the United States and Canada. Members: FINRA, SIPC, MSRB.

About Amazing Energy Oil and Gas

Amazing Energy is an Independent Oil and Gas E&P Company based in Amarillo, TX. The Company's leaseholds are in West Texas' prolific Permian Basin where it operates 70,000 acres in Pecos County, TX. As a Permian Basin pure play operator, Amazing primarily engages in exploration, development, production and acquisition of oil and natural gas properties in well know plays.

Investor Relations Contact

Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us